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                                                                    Exhibit 10.8
                                                                    ------------

OFFICE LEASE

BETWEEN

Fiftytwocc, LP,
--------------
LANDLORD

AND

Independent Wireless One Leased Realty Corporation,
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TENANT

                  PREMISES

                  52 Corporate Circle      (STREET)
                  -------------------------
                  Albany                   (CITY)
                  -------------------------
                  New York  12203          (STATE/ZIP)
                  -------------------------

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SECTION 1 -- BASIC LEASE PROVISIONS

1.01. Date and parties. This lease ("Lease") is made as of July 19, 2001, between Fiftytwocc, LP, a New York limited partnership with a principal place of business at 25 Corporate Circle, Albany, New York 12203 ("Landlord") and Independent Wireless One Leased Realty Corporation, a Delaware corporation with a principal place of business at 319 Great Oaks Boulevard, Albany, New York 12203 ("Tenant").

1.02. Premises. Landlord leases to Tenant space in several suites at 52 Corporate Circle, Albany, New York, ("Premises") as shown cross-hatched on the attached floor plan ("Exhibit A"). The Premises contain the fixtures, improvements, and other property now installed, including, but not limited to, the gas grill, picnic table(s) outside and the basketball hoop in the recreational area of Premises.

     Landlord warrants that the Premises contain 38,765 rentable square feet and
                                                 ------
the building ("Building") in which the Premises are located contains 74,424 rentable square feet. Tenant shall occupy 52.1% of the Building, and all references to Tenant's pro-rata share of expenses shall refer to this number.

     Tenant and its agents, employees, and invitees, have the nonexclusive right with others designated by Landlord to the free use of the common areas in the Building and of the land ("Land") Exhibit "B" on which the Building is located for the common areas' intended and normal purpose. Common areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Tenant shall have use of a total of 287 parking spaces available on the Land for the Premises, and parking shall be allowed in the parking areas twenty-four (24) hours a day, seven (7) days a week. If Tenant requires the use of more than 191 parking spaces, then Landlord shall make commercially reasonable efforts to provide additional parking within reasonable proximity to the Building with Tenant to bare its applicable share of Landlord's reasonable cost to provide said additional parking.

1.03. Use. Tenant shall use the Premises for offices and storage, and any other use permitted by applicable law. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Premises to be used for general offices and storage. Tenant shall not create a nuisance or use the Premises for any illegal purposes.

1.04. Term.

1.04(a). Term. The Lease begins ("Beginning Date") on the earlier of:

     (i) date Tenant takes possession and occupies the Premises; or

     (ii) October 15, 2001.

     If the Beginning Date would be a Saturday, Sunday, or holiday listed in paragraph 3.04(b), the Beginning Date shall be the first business day following that Saturday, Sunday, or holiday.

     The Lease ends ("Ending Date") at 6 p.m. on the day before the fifth (5th) anniversary of the Beginning Date, unless ended earlier or extended as provided for in this Lease. Within thirty (30) days after the Beginning Date the parties shall confirm in writing the Lease's Beginning Date and Ending Date, which defines the Lease's term ("Term").

1.04(b) Tenant shall be responsible for contracting with BBL Construction Services, LLC. or any other contractor of similar reputation in the area ("Contractor") to complete Tenant's improvements so that Tenant may use the Premises for their intended purpose(s) without interference with the conduct of ordinary business activities on the Premises ("Tenant's Improvements"). Tenant's Improvements shall include the fit up of the Premises so it is consistent with Tenant's proposed use except that Landlord shall be responsible for delivery of the heating, ventilation, and air conditioning units ("HVAC") in good

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working order on the Delivery Date of Premises and installing the approved electrical panels and two meters, thereby separating the utilities to the Premises prior to the commencement of Contractor's work. Landlord shall take all reasonable steps to ensure that Contractor may commence Contractor's work as soon as possible after the Delivery Date.

1.04(c). Delivery of Premises. Landlord shall deliver Premises ("Delivery Date") to Tenant, empty and in broom-clean condition on or before August 27, 2001.

1.04(d). Intentionally Omitted.

1.04(e). Delayed Possession. Notwithstanding any other terms herein, Tenant may cancel this Lease if Landlord cannot deliver actual possession of the Premises by thirty (30) days after the Delivery Date. To cancel Tenant must give notice to Landlord within ninety (90) days after the Delivery Date. Within thirty (30) days after cancellation Landlord shall return to Tenant prepaid consideration including Rent and deposits, if any.

1.05. Improvements. Intentionally Omitted.

SECTION 2 -- RENT AND SECURITY

2.01. Rent. Tenant shall pay to Landlord a monthly rent ("Rent") of Thirty-Nine Thousand Six Hundred Twenty-One and 00/100 ($39,621.00) Dollars for each month of the Term. Each monthly installment of the Rent shall be paid:

(i) without advance notice, demand, offset, or deduction unless the offset or deduction is made by Tenant as permitted under this Lease or to recover any unpaid (nonappealable) court judgment Tenant has against Landlord;

(ii) by the first day of each month during the Term; and

(iii) to Landlord at c/o Hoffman Enterprises, 25 Corporate Circle, Albany, New York 12203, or as Landlord may specify in writing to Tenant.

     If the Term does not begin on the first day or end on the last day of a month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

     If Tenant fails to fully pay the Rent within seven (7) business days after it is due, Tenant shall also pay a late charge equal to 2 percent of the unpaid Rent.

2.02. Rent Inclusions. Landlord warrants that the cost of the following services are included as part of the monthly rent: common area lighting, landscaping, maintenance and paving of all walks and parking areas, except for snow removal in parking areas, which shall be separately contracted for by Landlord and billed to Tenant consistent with Tenant's pro-rata share, external repairs on Building and the surrounding property, including structural and roof repairs, common area maintenance and janitorial service, excluding the first floor bathroom, all sewer and water charges, to the Building, with Tenant responsible for its pro-rata share of usage, real estate taxes applicable to the entire Building, including Premises, and elevator maintenance for common areas. Tenant warrants that it shall provide its own janitorial services for areas exclusively under its control. Tenant shall pay its proportionate share of the increases of real estate taxes over the Base Year. Base Year taxes being January 2001 Property Tax and the September 2000 school

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taxes.

SECTION 3 -- AFFIRMATIVE OBLIGATIONS

3.01. Compliance with Laws.

3.01(a). Landlord's Compliance. Landlord warrants that on the Beginning Date, the Premises will comply with all applicable laws, ordinances, rules, and regulations of governmental authorities ("Applicable Laws"). During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building except to the extent Tenant must comply under paragraph 3.01(b).

3.01(b). Tenant's Compliance. Tenant shall comply with all Applicable Laws: (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations.

3.01(c). Compliance Limits. Intentionally Omitted.

3.01(d). Special Compliance. Paragraph 3.01(a)-(b) shall not apply to any compliance relating to the ADA Laws (defined in paragraph 3.02) or Environmental Laws (defined in paragraph 3.03). Instead, paragraphs 3.02 and 3.03 shall apply as applicable.

3.02. Americans with Disabilities Act ("ADA").

3.02(a). Landlord's Warranty. Landlord warrants and represents that the Premises, the common areas of the Building and Land are in compliance with the requirements of Title III of the Americans With Disabilities Act of 1990, as amended (the "ADA") and the regulations and accessibility guidelines of the ADA and any similar state or local laws, collectively called the ADA LAWS. Landlord further agrees that any alterations, modifications, upfit, or construction performed by Landlord to the Premises or the common areas shall be performed in compliance with the ADA LAWS. Landlord also agrees that it shall conduct, operate and manage the common areas of the Building and Land in accordance with the ADA LAWS.

3.02(b). Tenant's Warranty. Tenant agrees that it shall conduct its occupancy and use of the Premises in accordance with the ADA LAWS.

3.02(c). Tenant's Alterations. Tenant agrees that any alterations and Tenant's Improvements to the Premises shall comply with the ADA LAWS.

3.02(d) Parties Indemnity. Landlord and Tenant agree to indemnify and hold harmless the other from any claims or causes of action resulting from their failure to comply with their respective obligations in this paragraph 3.02.

3.03. Environmental Matters.

3.03(a). Definitions.

(i) The term "Hazardous Substance" means any substance that is at any pertinent time defined or listed in, or otherwise classified, designated, or regulated pursuant to, any Environmental Law as a hazardous

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substance, hazardous material, extremely hazardous substance, hazardous waste, hazardous chemical, infectious waste, toxic substance, toxic pollutant or solid waste, or any other legislative or regulatory formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or EP toxicity, including, without limitation, friable asbestos and polychlorinated biphenyls and also including oil and petroleum, petroleum products, by-products and wastes, and by-products associated with the extraction, refining, or use of petroleum or petroleum products, whether or not so defined, listed, classified, designated or regulated in "Environmental Laws."

(ii) The term "Environmental Law" means any statute, law, act, ordinance, rule, regulation, order, decree, or ruling of any Federal, State and/or local governmental, quasi-governmental, administrative or judicial body, agency, board, commission or other authority relating to the protection of health and/or the environment or otherwise regulating and/or restricting the use, storage, disposal, treatment, handling, release, and/or transportation of Hazardous Substances, including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act, The Resource Conservation and Recovery Act, The Federal Water Pollution Control Act, The Clean Air Act, The Hazardous Materials Transportation Act, The Toxic Substances Control Act, The Emergency Planning and Community Right To Know Act, and the New York State Environmental Conservation Law, each as now or hereafter amended, and all regulations and interpretive guidelines respectively promulgated thereunder.

3.03(b). Environmental Representations and Warranties.

(i) Landlord's Representations and Warranties. As a material inducement to Tenant to enter into this Lease, Landlord represents and warrants to Tenant, its officers, directors, shareholders, members, partners, agents and employees, that:

     Before the Tenant entering into possession of the Premises, (A) the Premises has not, nor has any real property owned or controlled by Landlord or any affiliate of Landlord and adjacent, directly or indirectly contiguous or in reasonable proximity to the Premises ("Landlord's Properties"), been used by Landlord or any person for the handling, generation, manufacture, production, storage, discharge, treatment, removal, transport or disposal of Hazardous Substances, except in strict compliance with all Environmental Laws, (B) no release in excess of a "reportable quantity" (as defined for purposes of Environmental Laws) has occurred at, on, under, or from the Premises or any of Landlord's Properties, (C) no underground storage tanks have existed or been installed at or under the Premises or any of Landlord's Properties, and (D) there have been no actual or threatened orders, investigations, or inquires by any governmental, quasi-governmental, administrative or judicial body, agency, board, commission or other authority relating to the existence of Hazardous Substances at or migrating, flowing or leaking to or from the Premises or any of Landlord's Properties.

(ii) Tenant's Representations and Warranties. As a material inducement to Landlord to enter into this Lease, Tenant represents and warrants to Landlord, its officers, directors, shareholders, members, partners, agents and employees, as follows.

     (A) The conduct of Tenant's business at the Premises does not involve and will not involve under operating methods presently intended to be utilized the use, handling, generation, manufacture, production, storage, discharge, treatment, removal, transport, or disposal of any Hazardous Substance except for de minimus quantities necessary or incidental to the conduct of Tenant's business at the Premises.

     (B) The conduct of Tenant's business at the Premises does not and will not under operating methods presently intended to be utilized require the issuance to or possession by Tenant of any license, permit, or

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other governmental or quasi-governmental consent or approval relating to the use, handling, generation, manufacture, production, storage, release, discharge, treatment, removal, transportation, decontamination, cleanup, disposal, or presence of Hazardous Substances (the "Environmental Permits").

(iii) Mutual Representations and Warranties. The representations and warranties of Landlord and Tenant contained in this paragraph 3.03 shall survive the expiration or termination of the term of this Lease for a period of six (6) years thereafter, and upon the sixth (6th) anniversary of the expiration or termination of this Lease, such representations and warranties shall cease and expire except as to matters with respect to which a party has theretofore provided written notice to the other party.

3.03(c). Environmental Covenants.

(i) Tenant will not, and it will cause any subtenants of Tenant at the Premises ("Occupants") to not, use, handle, generate, manufacture, produce, store, discharge, treat, remove, transport, or dispose of Hazardous Substances at, in, upon, under, to or from the Premises except (A) in de minimis quantities necessary for or incidental to the conduct of the business of the Tenant or the Occupant at the Premises, and/or (B) in strict compliance with all Environmental Laws.

(ii) Tenant will, and will cause all Occupants to, immediately deliver to Landlord complete copies of all notices, demands, or other communications received by Tenant or any Occupant from any governmental or quasi-governmental authority or any insurance company or board of fire underwriters or like or similar entities regarding in any way (A) alleged violations or potential violations of any Environmental Law or otherwise asserting the existence or potential existence of any condition or activity on the Premises which is or could be dangerous to life, limb, property, or the environment (including without limitation water or air quality), or (B) releases or threatened releases in excess of reportable quantities of Hazardous Substances upon, under, at, in, or from the Premises.

(iii) Tenant shall advise Landlord immediately upon receiving actual notice thereof in writing (and orally in the event of a release or other emergency) of
(A) any and all enforcement, clean-up, removal, and mitigation orders or other governmental, regulatory, or judicial acts or orders instituted, or threatened pursuant to any Environmental Law affecting the Premises, Landlord, Tenant, or any Occupant; (B) all claims made or threatened by any third party against the Premises, Landlord, Tenant or any Occupant (if and when actually known to Tenant) relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any actual, proposed, or threatened use, handling, generation, manufacture, production, storage, release, discharge, treatment, removal, transportation, decontamination, cleanup, disposal, and/or presence of any Hazardous Substance on, under, from, to, or about the Premises or any of Landlord's Properties; (C) the discovery by Tenant or any Occupant of any occurrence or condition at the Premises or any of Landlord's Properties that could cause the Premises or any of Landlord's Properties to be the subject of a claim, order, or action under any Environmental Law, and/or (D) the discovery by the Tenant or any Occupant of any occurrence or condition at the Premises or any of Landlord's Properties which could subject the Landlord, Tenant, or any Occupant to any material adverse effect on ownership, occupancy, transferability, marketability, or use of the Premises under or as a consequence of any Environmental Law.

(iv) Tenant shall, and shall cause any Occupant to, at its sole cost and expense, observe, perform, and comply with all Environmental Laws applicable to the activities of Tenant or such Occupant at the Premises and all enforcement, cleanup, removal, and mitigation orders or other governmental, regulatory, or judicial acts or orders instituted pursuant to any Environmental Law affecting the Premises, any of Landlord's Properties, Landlord, Tenant or any Occupant which relate to or arise out of acts or failures to act on the part of Tenant or such Occupant during the term of this Lease, and shall, and shall cause any

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Occupant to, make all repairs and restorations to the Premises required following the completion thereof.

(v) [Intentionally Omitted]

(vi) [Intentionally Omitted]

(vii) Landlord will immediately deliver to Tenant complete copies of all notices, demands, or other communications received by Landlord from any governmental or quasi-governmental authority, or any insurance company or board of fire underwriters or like or similar entities, regarding in any way (A) alleged violations or potential violations of any Environmental Law or otherwise asserting the existence or potential existence of any condition or activity on the Premises or any of Landlord's Properties which is or could be dangerous to life, limb, property, or the environment (including without limitation water or air quality), or (B) releases or threatened releases in excess of reportable quantities of Hazardous Substances upon, under, at, in, or from the Premises or any of Landlord's Properties.

(viii) The Landlord shall immediately upon Landlord receiving actual notice thereof advise Tenant in writing (and orally in the event of a release or other emergency) of (A) any and all enforcement, cleanup, removal, mitigation, or other governmental, regulatory, or judicial acts or orders instituted, contemplated, or threatened pursuant to any Environmental Law affecting the Premises or any of Landlord's Properties or any tenant or occupant thereof; (B) all claims made or threatened by any third party against the Premises or any of Landlord's Properties or any tenant or occupant thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any actual, proposed, or threatened use, handling, generation, manufacture, production, storage, release, discharge, treatment, removal, transportation, decontamination, cleanup, disposal, and/or presence of any Hazardous Substance on, under, from, to, or about the Premises or any of Landlord's Properties; (C) the discovery by Landlord of any occurrence or condition at the Premises or any of Landlord's Properties that could cause the Premises or any of Landlord's Properties to be the subject of a claim, order, or action under any Environmental Law, and/or (D) the discovery by the Landlord of any occurrence or condition at the Premises or any of Landlord's Properties which could subject the Landlord, Tenant, or any Occupant to any material adverse effect on ownership, occupancy, transferability, marketability, or use of the Premises or any of Landlord's Properties under or as a consequence of any Environmental Law.

(ix) Landlord shall, at its sole cost and expense, observe, perform, and comply with all Environmental Laws applicable to the activities of Landlord at the Premises and all enforcement, clean-up, removal, and mitigation orders or other governmental, regulatory, or judicial acts or orders instituted pursuant to any Environmental Law affecting the Premises, any of Landlord's Properties, Landlord, Tenant or any Occupant which relate to or arise out of acts or failures to act on the part of Landlord, and shall make all repairs and restorations to the Premises required following the completion thereof.

3.03(d). Environmental Indemnifications.

(i) Tenant indemnifies and agrees to protect, defend, and hold harmless, Landlord and Landlord's officers, partners, successors, and assigns (collectively "Landlord's Indemnified Group") from and against any and all claims, demands, losses, damages, costs, expenses, liabilities, assessments, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, causes of action, remedial action requirements and/or enforcement actions of any kind (including, without limitation, attorneys' fees and costs) directly or indirectly arising out of or attributable to, in whole or in part
(A) a material inaccuracy or omission with respect to any of the representations or a material breach of any of the warranties of Tenant contained in paragraph 3.03(b)(ii) above, (B) a material breach of any of the covenants of Tenant contained in paragraph 3.03(c) above, (C) the use, handling, generation, manufacture, production, storage, release, threatened release, discharge, treatment, removal, transport, decontamination, cleanup, disposal, migration,

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flow, and/or presence of a Hazardous Substance on, under, from, to, or about the
Premises caused by Tenant or any Occupant or any of their respective employees, agents, invitees, contractors or subcontractors, or (D) any other activity carried on or undertaken on or off the Premises during the term of this Lease by Tenant or any Occupant or any employees, agents, invitees, contractors or subcontractors of Tenant or any Occupant, in connection with the use, handling, generation, manufacture, production, storage, release, threatened release, discharge, treatment, removal, transport, decontamination, cleanup, disposal and/or presence of any Hazardous Substance at any time during the term of this Lease located, transported, migrated, flowed or present on, under, from, to, or about the Premises. This indemnity is intended to be operable under 42 U.S.C.
section 9607(e)(1), as amended, and any successor section thereof.

(ii) Landlord indemnifies and agrees to protect, defend, and hold harmless, Tenant, and its officers, directors, shareholders, successors and assigns (collectively "Tenant's Indemnified Group") from and against any and all claims, demands, losses, damages, costs, expenses, liabilities, assessments, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, causes of action, remedial action requirements and/or enforcement actions of any kind (including, without limitation, attorneys' fees and costs) directly or indirectly arising out of or attributable to, in whole or in part
(A) a material inaccuracy or omission with respect to any of the representations or a material breach of any of the warranties of Landlord contained in paragraph 3.03(b)(i) above, or (B) a breach of any of the covenants of Landlord contained in paragraph 3.03(c) above, or (C) any other activity carried on or undertaken on or off the Premises or any of Landlord's Properties, by Landlord or any tenant or occupant of Landlord's Properties or any of their respective employees, agents, invitees, contractors or subcontractors in connection with the use, handling, generation, manufacture, production, storage, release, threatened release, discharge, treatment, removal, transport, decontamination, cleanup, disposal and/or presence of any Hazardous Substance at any time located, transported, or present on, under, from, to, or about the Premises or any of Landlord's Properties. This indemnity is intended to be operable under 42 U.S.C. section 9607(e)(1), as amended, and any successor section thereof.

(iii) The scope of the indemnity obligations contained in this paragraph 3.03(d) includes, but is not limited to: (A) all consequential damages; (B) the cost of any required or necessary repair, cleanup, or detoxification of the applicable real estate and the preparation and implementation of any closure, remedial, or other required plans, including without limitation: (1) the costs of removal or remedial action incurred by the United States government or the State of New York or response costs incurred by any other person, or damages from injury to, destruction of, or loss of, natural resources, including the cost of assessing such injury, destruction, or loss, incurred pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended; (2i) the clean-up costs, fines, damages, or penalties incurred pursuant to any applicable provisions of New York law; and (3) the cost and expenses of abatement, correction, or cleanup, fines, damages, response costs, or penalties which arise from the provisions of any other statute, law, regulation, code, ordinance, or legal requirement, state or federal; and (C) liability for personal injury or property damage arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance, response costs, or for the carrying on of an abnormally dangerous activity.

(iv) In the event that any member of Landlord's Indemnified Group or Tenant's Indemnified Group (each an "Indemnified Group") has presented against it a written demand, claim, or notice, which demand, claim, or written notice constitutes or asserts a matter with respect to which such member of an Indemnified Group is entitled to be indemnified under the provisions of this paragraph 3.03(d) (a "Claim"), then and in such event, the party receiving such Claim (the "Indemnitee") shall notify the party obligated to provide such indemnity (the "Indemnitor") in writing of the receipt of such Claim within thirty (30) days

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after the Indemnitee receives such Claim (a "Claim Notice"). The failure of an
Indemnitee to provide the Claim Notice within such thirty (30) day period shall terminate the obligations of Indemnitor with respect thereto. With respect to any Claim, the Indemnitor shall have the opportunity to defend the Indemnitee with counsel reasonably acceptable to the Indemnitee. The Indemnitor shall be entitled to effectuate, at its sole cost and expense, a settlement of the Claim, provided that the Indemnitor obtains a complete release in favor of the Indemnitee and all members of Indemnitee's Indemnified Group with respect to such Claim.

(v) In the event that before the earlier of (A) the thirtieth (30th) business day before the date on which the Indemnitee would thereafter be prevented from paying such Claim or interposing a defense or otherwise responding with respect to such Claim, or (B) the thirtieth (30th) day after the date of the Claim Notice, the Indemnitor fails to either pay such Claim, or interpose a defense or otherwise respond on behalf of the Indemnitee with respect to such Claim, then the Indemnitee, or any other member of such Indemnitee's Indemnified Group, may pay or settle such Claim or defend or otherwise respond to such Claim. In such event, the Indemnitor shall immediately upon demand pay all amounts paid by or on behalf of the Indemnitee with reference to any such Claim and/or any defense or response thereto, including without limitation, all court costs, attorneys' fees, and all other sums and amounts for which the Indemnitor is obligated pursuant to the provisions of this paragraph 3.03(d), together with interest thereon at the rate of eighteen per cent (18%) per annum from the date that any such amount is paid by or on behalf of the Indemnitee until fully reimbursed by Indemnitor.

(vi) Indemnitor's liability hereunder shall, without limiting the indemnity provided in this Agreement, extend to and include all costs, expenses and attorneys' fees incurred or sustained by any Indemnitee in making any investigation on account of any Claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and/or in enforcing any of the agreements contained in this paragraph 3.03(d).

(vii) The provisions of this paragraph 3.03(d) shall survive the expiration or termination of this Lease and/or any transfer of title to the Premises, and following such transfer of title to the Premises, the transferor shall continue to be entitled to the benefit of and to enforce the provisions of this paragraph 3.03(d) independently or jointly with such transferor's direct or indirect transferees or transferors. Notwithstanding the foregoing, all indemnity obligations contained in this paragraph 3.03(d) shall cease and expire on the sixth (6th) anniversary of the expiration or termination of this Lease, except as to matters with respect to which an Indemnitee or any member of such Indemnitee's Indemnified Group has theretofore provided a Claim Notice.

(viii) Each current or future member of an Indemnified Group is hereby designated as a third-party beneficiary of the provisions of this paragraph 3.03(d) with the independent right of enforcement.

3.04. Services and Utilities.

3.04(a). Services. Landlord shall provide at its expense:

(i) Equipment necessary for heating, ventilation, and air conditioning ("HVAC") for the Premises and common areas to maintain temperatures for comfortable use and occupancy;

(ii) Automatic passenger elevators providing adequate service leading to the floor(s) on which the Premises are located;

(iii) [Intentionally Omitted];

(iv) [Intentionally Omitted];

(v) Hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes to be

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drawn from approved fixtures in the Premises;

(vi) Replacement of lighting tubes, lamp ballasts, and bulbs, in the common areas;

(vii) Extermination and pest control for common areas when necessary; and

(viii) Maintenance and provision of the following services of common areas in a manner comparable to other class "A" office buildings in the Albany, New York area. The maintenance shall include cleaning, HVAC, illumination, repairs, replacements, lawn care, and landscaping.

Notwithstanding any other language contained herein, Tenant shall pay for all electrical and gas usage for the Premises as determined by meters, and shall also pay for janitorial services for the Premises, including for first floor bathroom and for trash removal from the Premises. It is also agreed that Landlord shall contract for snow removal and deicing and Tenant shall pay its pro-rata share of costs. Landlord shall invoice Tenant for snow removal after invoiced by Contractor.

3.04(b). Business Hours. In paragraph 3.04 business hours means:

(i) Monday through Friday, 8:00 a.m. through 6:00 p.m., and

(ii) Saturday, 8:00 a.m. through 1:00 p.m.,

     but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

3.04(c). 24 Hour Access. Tenant, its employees, agents, and invitees shall have access to the Premises, and Landlord shall provide those services set forth in
3.04 (a), (i), (ii), (v), (vi) and (vii) twenty-four (24) hours a day, seven (7) days a week, 365 (or, in a leap year, 366) days a year. During nonbusiness hours Landlord may require that Tenant restrict access to the Premises by requiring persons to show a badge or identification card.

     Landlord may temporarily close the Building if required because of a life-threatening or Building-threatening situation. Landlord shall use its best efforts to close the Building during nonbusiness hours only. If, however, the Building must be closed during business hours, then the Rent shall abate during any such closing.

3.04(d). Interruption of Services.

(i) Interruptions. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Except as noted in (ii) below, any interruption shall not:

     (A) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

     (B) make Landlord liable to Tenant for damages;

     (C) abate Rent; or

     (D) relieve Tenant from performing Tenant's Lease obligations.

(ii) Remedy. If any essential services (such as HVAC, passenger elevators if necessary for reasonable access, electricity, water) supplied by Landlord are interrupted, and the interruption does not result from the gross negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Rent. The abatement shall begin on the day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least five (5) consecutive

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

Business Days. To exercise this option Tenant must give Landlord notice of the cancellation within ten (10) days from the end of the five (5) day period. During any such interruption, Landlord shall use commercially reasonable efforts to restore the services.

3.05. Repairs, Maintenance, and Surrender.

3.05(a). Tenant's Care of Premises. Tenant shall:

(i) keep the Premises and fixtures in good order;

(ii) make repairs and replacements including light bulbs to the Premises and pay Landlord for the repairs or replacements to the Building if any such repairs or replacements are needed because of Tenant's misuse or primary negligence, except to the extent that a claim for such repairs or replacements is waived under paragraph 5.01(d);

(iii) repair and replace special equipment or decorative treatments above Building Standard installed by or at Tenant's request and that serve the Premises only, except

     (A) to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence and the claim is not waived under paragraphs 5.01(d); or

     (B) if the Lease is ended under paragraphs 6.01 ("Damages"), 6.02 ("Condemnation"), or 7.03 ("Landlord's Default"); and

(iv) not commit waste.

3.05(b). Landlord's Repairs. Except for repairs and replacements that Tenant must make under paragraph 3.05(a), Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment).

     Landlord shall make the repairs and replacements to maintain the Building in a condition comparable to other class "A" office buildings in the Albany, New York area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC (for HVAC for the Premises, Landlord shall be responsible for all repairs over $1,000.00, and for replacement provided that Tenant maintains a maintenance contract on HVAC units), and plumbing.

3.05(c). Time for Repairs. Repairs or replacements required under paragraphs 3.05(a) or 3.05(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement.

3.05(d). Surrendering the Premises. Upon the Ending Date or the date the last extension Term, if any, ends, whichever is later, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Beginning Date except for:

(i) ordinary wear and tear;

(ii) damage by the elements, fire, or other casualty unless Tenant would be required to make or pay for repairs or replacements under paragraph 3.05(a);

(iii) condemnation;

(iv) damage arising from any cause not required to be repaired, replaced, or paid for by Tenant; and

(v) alterations as permitted by this Lease unless consent was conditioned on their removal.

     On surrender Tenant shall remove from the Premises its personal property, trade fixtures, and any alterations required to be removed under paragraph 4.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

SECTION 4 -- NEGATIVE OBLIGATIONS

4.01. Alterations.

4.01(a). Definitions. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations (such as painting) and the Tenant's Improvements Tenant is to make under paragraph 1.04(b).

4.01(b). Consent. Tenant shall not make Alterations without Landlord's advance written consent. Landlord's consent shall not be unreasonably withheld, conditioned, or unduly delayed for nonstructural interior Alterations to the Premises that do not adversely affect the Building's appearance, value, HVAC, other Building systems, or structural strength.

4.01(c). Conditions of consent. Landlord may condition its consent in paragraph 4.01(b) on all or any part of the following:

(i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations;

(ii) The Alterations shall be performed and completed--

     (A) in accord with the submitted plans and specifications,

     (B) in a good and workerlike manner,

     (C) in compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities.

     (D) using new materials and installations at least equal in quality to the original Building materials and installations,

     (E) by not unreasonably disturbing the quiet possession of the other tenants,

     (F) by not unreasonably interfering with the construction, operation, or maintenance of the Building, and

     (G) with due diligence;

(iii) Tenant shall use workers and contractors whom Landlord employs or approves in writing, which approval shall not be unreasonably withheld, conditioned, or unduly delayed;

(iv) Tenant shall modify plans and specifications because of reasonable conditions set by Landlord after reviewing the plans and specifications;

(v) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits;

(vi) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

(vii) [Intentionally Omitted];

(viii) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any Alterations so that Landlord may post or record notices of nonresponsibility;

(ix) Upon demand Tenant shall give Landlord evidence that it complied with any condition set by

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

Landlord;

(x) Tenant shall give Landlord complete as-built mylar drawings of the Alterations after they are finished; and

(xi) [Intentionally Omitted]

4.01(d). Payment and Ownership of the Alterations. Alterations made under this paragraph shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease and the last extension Term, if any, ends. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment, and other personal property if Tenant promptly repairs any damage caused by their removal.

4.02 Assignment and Sublease.

4.02(a). Consent Required. Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord's advance written consent. Landlord's consent to any assignment or sublease shall not be unreasonably withheld, conditioned, or unduly delayed.

4.02(b). Reasonableness. Landlord's consent shall not be considered unreasonably withheld or conditioned if consent is denied because:

(i) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants;

(ii) [Intentionally Omitted]; or

(iii) the proposed use is inconsistent with the use permitted by paragraph 1.03.

4.02(c). Procedure.

(i) Tenant must provide Landlord in writing:

     (A) the name and address of the proposed subtenant or assignee;

     (B) the nature of the proposed subtenant's or assignee's business it will operate in the Premises;

     (C) the terms of the proposed sublease or assignment; and

     (D) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee under paragraph 4.02(b)(i).

(ii) Landlord shall, within ten (10) business days after receiving the information under paragraph 4.02(c)(i), give notice to Tenant to permit or deny the proposed sublease or assignment. If Landlord denies consent, it must explain the reasons for the denial. If Landlord does not give notice within the ten (10) business-day period, then Tenant may sublease or assign part or all of the Premises upon the terms Tenant gave in the information under paragraph 4.02(c)(i).

4.02(d). Affiliates. Notwithstanding paragraphs 4.02(a), (b), and (c), Tenant may assign, mortgage, encumber or sublease part or all of the Premises without Landlord's consent under the following circumstances:

(i) the assignment or sublease is to any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or

(ii) the assignment or sublease is to any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant; or

(iii) the mortgage, encumbrance and/or grant of a security interest in this Lease is to Tenant's mortgagees or secured parties, including their successors and assigns, provided that the secured parties agree to be bound by the terms and conditions of this Lease. In such event, Landlord shall execute such consents as may reasonably be required by the secured parties.

4.02(e). Conditions. Subleases and Assignments by Tenant are also subject to:

(i) The terms of this Lease;

(ii) The Term shall not extend beyond the Lease Term;

(iii) Tenant shall remain liable for all Lease obligations; and

(iv) Consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases.

SECTION 5 -- INSURANCE

5.01. Insurance.

5.01(a). Landlord's Building Insurance. Landlord shall keep the Building, including the Tenant's Improvements (paragraph 1.04(b)), insured against damage and destruction by fire, vandalism, and other perils so called "All Risks" perils. The "All Risks" perils shall also include the perils of Earth Movement, Flood, and Boiler and Machinery. The amount of the insurance shall be equal to the full replacement value of the Building, as the value may exist from time to time. The insurance shall include a replacement cost endorsement subject to no co-insurance.

5.01(b). Property Insurance. Each party shall keep its personal property and trade fixtures in the Premises and Building insured against damage and destruction by fire, vandalism, and other perils so called "All Risks" perils. The "All Risks" perils shall also include the perils of Earth Movement, Flood, and Boiler and Machinery. The amount of the insurance shall be in an amount to cover one hundred (100) percent of the replacement value of the property and fixtures, as that value may exist from time to time. Tenant shall also keep any non-Building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

5.01(c). Liability Insurance. Each party shall maintain Commercial General Liability insurance for damages because of bodily injury to or personal injury to or death of any person(s) or property damage occurring in or about the Building and Premises in the following minimum amounts: one million ($1,000,000.00) dollars each occurrence; two million ($2,000,000.00) dollars general aggregate.

5.01(d). Release of Claims and Waiver of Subrogation. Each party waives any right of recovery against the other party and releases all claims arising in any manner in its ("Injured Party's") favor and against the other party for any loss or damage to the Injured Party's property (real or personal) located within or constituting a part of or all of the Building. The parties further agree to have their respective insurers waive any rights of subrogation that such insurers may have against the other party. This waiver and release apply to the extent the loss or damage is covered by:

(i) the Injured Party's insurance; or

(ii) the insurance the Injured Party is required to carry under Section 5,

     whichever is greater. The waiver and release also apply to each party's directors, officers, employees, shareholders, and agents. The waiver and release do not apply to claims caused by a party's willful misconduct.

5.01(e). Increase in Insurance. The amounts of Commercial General Liability insurance coverage required by paragraph 5.01(c) are subject to review at the end of each three-year period following the Beginning Date. At each review, the amounts of coverage shall be increased to the amounts of coverage that institutional lenders generally require to be carried by prudent landlords and tenants of comparable class "A" office buildings in the Albany, New York area.

     Either party may make the review and request appropriate increases based upon this review within sixty (60) days after each three-year period ends. If the parties do not agree to the amount of the increase, then the party requesting the increase may submit the dispute to arbitration under paragraph
11.01 within thirty (30) days of the request for the increase. Landlord shall not request increased insurance unless it makes, at appropriate times, similar requests of all other tenants whose insurance coverage is below the amount required to be carried under the above standard.

5.01(f). Insurance Criteria. Insurance policies required by this Lease shall:

(i) be issued by insurance companies licensed to do business in the State of New York with general policyholder's ratings of at least A and a financial rating of at least XI in the most current Best's Insurance Reports available on the date the party obtains or renews the insurance policies. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies. If the parties cannot agree they shall submit the dispute to arbitration under paragraph 11.01;

(ii) name the nonprocuring party as an additional insured as its interest may appear on the procuring party's Commercial General Liability policy (Tenant shall be named as a certificate holder); other landlords or tenants may also be added as additional insureds in a blanket policy;

(iii) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty (30) days' advance notice is given to the nonprocuring party;

(iv) be primary policies--not as contributing with, or in excess of, the coverage that the other party may carry;

(v) be permitted to be carried through a "blanket policy" or "umbrella" coverage;

(vi) [Intentionally Omitted];

(vii) be written on an "occurrence" basis; and

(viii) be maintained during the entire Term and any extension Terms.

5.01(g). Evidence of Insurance. By the Beginning Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. Each certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in paragraph 5.01(f)(ii), (iii), (iv), (vi), and (vii). The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within thirty (30) days after notice of demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance.

5.02. Indemnification of Third Party Claims.

5.02(a). Tenant's Indemnity. Tenant indemnifies, defends, and holds Landlord harmless from third party claims:

(i) for personal injury, bodily injury, death, or property damage;

(ii) for incidents occurring in or about the Premises or Building; and

(iii) caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees.

     When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

5.02(b). Landlord's Indemnity. Landlord indemnifies defends, and holds Tenant harmless from third party claims:

(i) for personal injury, bodily injury, death, or property damage;

(ii) for incidents occurring in or about the Premises or Building; and

(iii) caused by the negligence or willful misconduct of Landlord, its agents, employees, or invitees.

     When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

5.03. Limitation of Landlord's liability.

5.03(a). Transfer of Premises. If the Building is sold or transferred, voluntarily or involuntarily, Landlord's Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner if:

(i) the new owner is able to and expressly agrees in writing to assume Landlord's obligations; and

(ii) Tenant's funds, if any, that Landlord is holding, such as any security deposit, are given to the new owner. Landlord's Lease obligations and liabilities occurring before any such transfer shall survive such transfer and remain the obligations and liabilities of Landlord.

5.03(b). Liability for Money Judgment. If Landlord, its employees, officers, or partners are ordered to pay Tenant a money judgment because of Landlord's default, then except in those instances listed in paragraph 5.03(c), Tenant's sole remedy to satisfy the judgment shall be:

(i) Landlord's interest in the Building and Land including the rental income and proceeds from sale; and

(ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building or Land that are available for use by Landlord.

5.03(c). Exceptions. Paragraph 5.03(b) does not apply when:

(i) Landlord failed to apply insurance or condemnation proceeds as required by the Lease;

(ii) Landlord misappropriated escrow funds; or

(iii) Landlord violated the warranties contained in paragraphs 3.02, 3.03, or 12.14.

     Nothing in paragraphs 5.03(a), (b), or (c) shall be interpreted to mean that Tenant cannot be awarded specific performance or an injunction.

SECTION 6 -- LOSS OF PREMISES

6.01. Damages.

6.01(a). Definition. "Relevant Space" means:

(i) the Premises as defined in paragraph 1.02, excluding Tenant's non-Building-Standard fixtures;

(ii) reasonable access to the Premises;

(iii) any part of the Building that provides essential services to the Premises; and

(iv) 287 parking spaces adjacent to the Building.

6.01(b). Repair of Damage. If the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred and twenty (120) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred and twenty (120) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

     If the Relevant Space cannot be repaired and restored within the one hundred and twenty (120) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one hundred and twenty (120) days (as prescribed in paragraph 6.01(c)), cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one hundred and twenty (120) days from the date of the damage, then Tenant may cancel the Lease at any time after the one hundred and twentieth (120th) day and before the one hundred and fiftieth (150th) day following the date of damage. Tenant shall not be able to cancel this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

6.01(c). Determining the Extent of Damage. If the parties cannot agree in writing whether the repairs and restoration described in paragraph 6.01(b) will take more than one hundred and twenty (120) days to make, then the determination will be submitted to arbitration under paragraph 11.01.

6.01(d). Abatement. Unless the damage is caused by Tenant's willful misconduct, the Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until five (5) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

6.01(e). Tenant's Property. Notwithstanding anything else in Section 6, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

6.01(f). Damage to Building. If:

(i) more than twenty-five (25%) percent of the Building is damaged; or

(ii) [Intentionally Omitted]; or

(iii) [Intentionally Omitted]; or

(iv) the Lease is in the last twelve (12) months of its Term;

     then either Landlord or Tenant may cancel this Lease by notice to the other party within sixty (60) days of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty
(60) days after the date notice is given.

6.01(g). Cancellation. If either party cancels this Lease as permitted by paragraph 6.01, then this Lease shall end on the day specified in the cancellation notice. The Rent and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent, accounting for any abatement, plus security deposit, if any, less any.

     If Landlord cancels this Lease as permitted by paragraph 6.01, then Landlord must also cancel all other similarly affected tenant leases in the Building.

6.02. Condemnation.

6.02(a). Definitions. The terms "eminent domain," "condemnation," "taken," and the like in paragraph 6.02 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

6.02(b). Entire Taking. If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

(i) the date title vests; or

(ii) the date Tenant is dispossessed by the condemning authority.

6.02(c). Partial Taking. If the taking of a part of the Premises or of the Land materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may end this Lease on the earlier of:

(i) the date when title vests; or

(ii) the date Tenant is dispossessed by the condemning authority. If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

     If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

6.02(d). Termination by Landlord. If title to a part of the Building other than the Premises is condemned, and in Landlord's reasonable opinion, the Building could only be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date notice is given.

6.02(e). Rent Adjustment. If the Lease is canceled as provided in paragraphs 6.02(b), (c), or (d), then the Rent, and other charges shall be payable up to the cancellation date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Rent plus security deposit, if any.

6.02(f). Repair. If the Lease is not canceled as provided for in paragraphs 6.02(b), (c), or (d), then Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit.

6.02(g). Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award.

     Notwithstanding anything else in paragraph 6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of Tenant's Improvements, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited above, at its own expense, and neither shall have any right to the award made to the other.

6.02(h). Temporary Condemnation. If part or all of the Premises or the Land as it affects parking for the Premises are condemned for a limited period of time ("Temporary Condemnation"), this Lease shall remain in effect. The Rent and Tenant's obligations for the part of the Premises or Land as it affects such parking taken shall abate during the Temporary Condemnation in proportion to the part of the Premises or Land as it affects such parking that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

SECTION 7 -- DEFAULT

7.01. Tenant's Default.

7.01. Defaults. Each of the following constitutes a default ("Default"):

(i) Tenant's failure to pay Rent within ten (10) business days after Tenant receives notice from Landlord of Tenant's failure to pay Rent;

(ii) Tenant's failure to pay Rent by the due date, at any time during a calendar year in which Tenant has already received three (3) notices of its failure to pay Rent by the due date;

(iii) Tenant's failure to perform or observe any other Tenant obligation after a period of ten (10) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

(iv) Tenant's abandoning or vacating the Premises if Tenant fails to timely pay the Rent by the due date;

(v) Tenant's failure to vacate or stay any of the following within sixty (60) days after they occur:

     (A) a petition in bankruptcy is filed by or against Tenant;

     (B) Tenant is adjudicated as bankrupt or insolvent;

     (C) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

     (D) Tenant makes an assignment for the benefit of creditors.

7.02. Landlord's Remedies.

7.02(a). Remedies. Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if there is a Default under paragraph 7.01:

(i) on ten (10) days' notice of intention to end the Term of this Lease, end this Lease, and at the expiration of said ten (10) days Tenant shall then surrender the Premises to Landlord; and

(ii) enter and take possession of the Premises either with or without process of law and remove Tenant, with or without having ended the Lease.

7.02(b). No Surrender. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in a writing signed by both parties.

7.02(c). Rent. If Landlord ends this Lease or ends Tenant's right to possess the Premises because of a Default, Landlord may hold Tenant liable for Rent, and other indebtedness accrued to the date the Lease ends. Tenant shall also be liable for the Rent, and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Default, reduced by any sums Landlord receives by reletting the Premises during the Term, and such amounts shall be paid in monthly installments on the day Rent is due under this Lease.

7.02(d). Other Expenses. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

(i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

(ii) the cost of removing and storing Tenant's property;

(iii) the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; and

(iv) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.

7.02(e). Payment. Tenant shall pay the sums due in paragraphs 7.02(c) and (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts. Landlord is not entitled to accelerated Rent. During each action to collect Landlord shall be limited to the amount of any sums due under paragraph 7.02(c) that would have accrued had the Lease not been ended and sums under paragraph 7.02(d) that have been incurred by Landlord and are now payable by Landlord.

7.02(f). Mitigation. Landlord shall mitigate its damage by making commercially reasonable efforts to relet the Premises on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any commercially reasonable terms including a reasonable amount of free rent. If Landlord relets for a period of time longer than the current Lease Term, then any special concessions given to the new tenant shall be allocated throughout the entire reletting Term to not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant's Term.

7.03. Landlord's Default. Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant is a Default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of a Mortgagee's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this paragraph to the Mortgagee at the same time Tenant gives notice to Landlord.

     If Landlord commits a Default, in addition to any remedies given in this Lease or under the law or at equity, Tenant shall have the right, but not the obligation, to cure such failure, provided Tenant shall not commence to cure any default or failure by Landlord if Landlord commences to cure same within said period and proceeds with due diligence and in good faith to complete such cure. Notwithstanding the foregoing, if, in Tenant's reasonable judgment, an emergency shall exist, Tenant may cure such default without any prior notice to Landlord, but Tenant nevertheless shall give Landlord notice thereof as soon as practicable thereafter. Any performance by Tenant of an obligation of Landlord shall not be construed as a modification or waiver of any provision of this Lease, and said obligation shall remain the obligation of Landlord. Landlord shall immediately reimburse Tenant for the costs incurred by Tenant in performing any of Landlord's obligations hereunder and, if Landlord fails to so reimburse Tenant within fifteen (15) days after Tenant's demand therefor, Tenant may deduct such costs from the next succeeding payment or payments of any Rent due to Landlord from Tenant pursuant to this Lease. The exercise by Tenant of the right granted hereunder to deduct and set-off from Rent shall in no event be construed as a Default of Tenant.

7.04. [Intentionally Omitted]

7.05. Self-Help. If Tenant commits a Default, Landlord may, without being obligated and without waiving the Default, cure the Default. Landlord may enter the Premises to cure the Default. Tenant shall pay Landlord, upon demand, all costs, expenses, and disbursements incurred by Landlord to cure the Default.

7.06. Survival. The remedies permitted by Section 7, the parties' indemnities in paragraphs 3.03(d) and 5.02, and Landlord's obligation to mitigate damages in paragraph 7.02(f) shall survive the ending of this Lease.

SECTION 8 -- NONDISTURBANCE

8.01. Subordination, Nondisturbance, and Attornment.

8.01(a). Mortgages. Subject to the terms and conditions of paragraph 8.01(b), this Lease is subordinate to prior or subsequent mortgages covering the Building.

8.01(b). Foreclosures. If any mortgage is foreclosed, or a deed in lieu of foreclosure is given, then:

(i) This Lease shall continue upon the same terms and conditions with the Successor Landlord performing the obligations of Landlord;

(ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

(iii) Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale ("Successor Landlord") as Tenant's landlord for the remaining Term; and

(iv) The Successor Landlord shall not be bound by:

     (A) any payment of Rent for more than one month in advance, except the security deposit, if any, and free rent, if any, specified in the Lease,

     (B) any amendment, modification, or ending of this Lease without Successor Landlord's consent which may be made after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

     (C) any liability for any act or omission of a prior Landlord, except to cure continuing defaults.

8.01(c). Self-Operating. Paragraph 8.01 is self-operating. However, Tenant shall execute any documents needed to confirm this arrangement and deliver such executed documents to Landlord within ten (10) business days after receiving the documents from Landlord. Also, Landlord shall cause to be executed and delivered to the Tenant any document or instrument reasonably requested by Tenant paragraph 8.01, which document or instrument shall, at the request of Tenant, be in recordable form.

8.02. Estoppel Certificate.

8.02(a). Obligation. Either party ("Answering Party") shall from time to time, within ten (10) business days after receiving a written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:

(i) the accuracy of the Lease document;

(ii) the Beginning and Ending Dates of the Lease;

(iii) that the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

(iv) whether to the Answering Party's knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim, or demand; and

(v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

8.02(b). Remedy. The Answering Party's failure to comply with its obligation in paragraph 8.02(a) shall be a Default. Notwithstanding paragraphs 7.01(a)(iii) and 7.03, the cure period for this Default shall be five (5) business days after the Answering Party receives notice of the Default.

8.03. Quiet Possession. Landlord warrants that it owns the Building free and clear of all encumbrances. Subject to the Lease terms, Landlord covenants and warrants that Tenant shall peaceably and quietly enjoy the Premises.

SECTION 9 -- LANDLORD'S RIGHTS

9.01. Rules.

9.01(a). Rules. Tenant, its employees and invitees, shall comply with:

(i) the Rules attached hereto as Exhibit "C" (Landlord does not have any written rules at present and will provide any rules subsequently promulgated in accordance with the provisions of this Paragraph 9.01); and

(ii) reasonable modifications and additions to the Rules adopted by Landlord that:

     (A) Tenant is given fifteen (15) days advance notice of;

     (B) are for the safety, order and cleanliness of the common areas;

     (C) do not unreasonably and materially interfere with Tenant's conduct of its business or Tenant's use and enjoyment of the Premises; and

     (D) do not require payment of additional moneys.

9.01(b). Conflict with Lease. If a Rule issued under paragraph 9.01(a) conflicts with or is inconsistent with any Lease provision, the Lease provision controls.

9.01(c). Enforcement. Although Landlord is not responsible for another tenant's failure to observe the Rules, Landlord shall not unreasonably enforce the Rules against Tenant.

9.02. Mechanic's Liens.

9.02(a). Discharge Lien. Tenant shall, within thirty (30) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request:

(i) discharge the lien; or

(ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens.

9.02(b). Landlord's Discharge. If Tenant does not discharge the lien or post the bond within the thirty (30) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

9.02(c). Consent not Implied. Paragraph 9.02 is not a consent to subject Landlord's property to these liens.

9.03. Right to Enter.

9.03(a). Permitted Entries. Subject to the provisions 9.03 (b) and (c), Landlord and its agents and employees may enter the Premises at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Rent, to:

(i) examine the Premises;

(ii) make repairs, alterations, improvements, and additions either required by the Lease or advisable to preserve the integrity, safety, and good order of part or all of the Premises or Building;

(iii) provide janitorial and other services required by the Lease;

(iv) comply with laws under paragraphs 3.01-3.03;

(v) show the Premises to prospective lenders or purchasers and during the one hundred and eighty (180) days immediately before this Lease ends to prospective tenants, accompanied, if requested by Tenant, by a Tenant representative;

(vi) [Intentionally Omitted];

(vii) remove any Alterations made by Tenant in violation of paragraph 4.01; and

(viii) post "For Sale" signs and, during the one hundred and eighty (180) days immediately before this Lease ends, post "For Lease" signs.

9.03(b). Entry Conditions. Notwithstanding paragraph 9.03(a), entry is conditioned upon Landlord:

(i) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

(ii) using commercially reasonable efforts to promptly finish any work for which it entered; and

(iii) using commercially reasonable efforts to minimize interference to Tenant's business.

9.03(c). Interference with Tenant. Notwithstanding paragraphs 9.03(a) and (b):

(i) if Landlord's entry materially interferes with the conduct of Tenant's business (and the entry is not needed because of Tenant's negligence or willful misconduct), the Rent shall abate in proportion to the extent of the interference; and

(ii) if Landlord causes damage to Tenant's property, Landlord shall be liable for any damage to the extent the claim is not waived under paragraph 5.01(d).

9.04. [Intentionally Omitted]

9.05. Signs.

9.05(a). Permitted Signs. Tenant shall be permitted to erect the following signs at its own cost and expense:

(i) listing on the Building Directory and appropriate floor directories; and

(ii) a sign on the exterior wall or door of the Premises inside the Building.

9.05(b). Nonpermitted signs. Other than the signs and listings permitted in paragraph 9.05(a), Tenant shall not place or have placed any other signs, listings, advertisements, or any other notices anywhere else in the Building.

9.06. [Intentionally Omitted]

SECTION 10 -- OPTIONS

10.01. Options.

10.01(a). Option to Renew. Tenant may renew this Lease for a period of five (5 ) years ("Extension Term") beginning immediately after the Term, upon the same terms and conditions of the Lease, except that:

(i) the Term shall be modified as stated above;

(ii) the Rent shall be renegotiated at Market Rates; which Market Rates shall be no less than the Rent provided for herein and consistent with the rental rates for other Class "A" office buildings in the Albany, New York area. Disputes in determining Market Rates arising under this subsection shall be resolved pursuant to Section 11.01 of this Lease.

(iii) the Option to Renew shall be deleted (paragraph 10.01).

10.01(b). Conditions. To exercise this Option to Renew Tenant must:

(i) not be in Default at the time it exercises the Option to Renew; and

(ii) give notice to Landlord that Tenant is exercising its Option to Renew at least one hundred and eighty (180) days but not more than three hundred and sixty-five (365) days before the Term ends.

10.02. Option to Lease Vacant Space. If Landlord receives notice from any other tenant in the Building of its intention to vacate the premises or not to renew its lease, Landlord shall offer Tenant the opportunity to Lease said premises before offering the premises to any other prospective tenant. Landlord shall provide written notice to Tenant informing Tenant of the availability of the vacant space and give Tenant thirty (30) days to accept or reject said offer. Said space to be leased upon the same lease terms, except for the lease rate which shall be negotiated at Market Rates at the time the space becomes available.

SECTION 11 -- DISPUTES

11.01. Arbitration.

11.01(a). Procedure. For disputes subject to arbitration under paragraph 11.01(c) that are not resolved by the parties within ten (10) days after either party gives notice to the other of the specific nature of the dispute and its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then-prevailing Commercial Arbitration Rules except that in all cases unless the parties agree otherwise the Expedited Procedures under the Commercial Arbitration Rules shall apply to any arbitration conducted under Section 11 of this Lease. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrator(s) shall have no power to change the Lease provisions. The arbitrator(s) selected shall have experience and expertise in the matter being arbitrated, such as having worked as a real estate attorney actively engaged in the practice of law for at least the last five (5) years for disputes under paragraph 11.01(c)(viii), an engineer or architect for disputes under paragraph 11.01(c)(ii), and a certified public accountant for disputes under paragraph 11.01(c)(iv). Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrator(s) shall award the prevailing party reasonable expenses and costs including reasonable attorneys' fees pursuant to paragraph 12.02.

11.01(b). Payment. The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date the arbitration award is no longer appealable, then in addition to any other remedies under the law:

(i) if Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay the Rent; and

(ii) if Tenant is the prevailing party, it may deduct any remaining unpaid award from its monthly payment of Rent or other charges.

11.01(c). Disputes Subject to Arbitration. The following disputes are subject to arbitration:

(i) any disputes that the parties agree to submit to arbitration;

(ii) the date when the Premises are substantially completed;

(iii) the amount of any abatement of Rent because of damage or condemnation;

(iv) [Intentionally omitted];

(v) which party must comply with Applicable Laws under paragraph 3.01 or the laws in paragraphs 3.02 or 3.03;

(vi) whether the utilities are being provided in the quality and quantity required by paragraph 3.04;

(vii) whether Tenant may abate Rent or cancel the Lease under paragraph 3.04(e)(ii);

(viii) whether Landlord's withholding of consent is unreasonable, conditioned, or unduly delayed under paragraphs 4.02(a) and (b);

(ix) the amount of any insurance increase under paragraph 5.01(e);

(x) whether either party can cancel the Lease under Sections 6 or 7;

(xi) Market Rates for the establishment of the rent during the optional renewal term exercisable by Tenant under Section 10 of this Lease; and

(xii) [Intentionally Omitted.].

SECTION 12 -- MISCELLANEOUS

12.01. Landlord's Warranty. Notwithstanding any language contained herein, Landlord represents and agrees that: (i) it is the Owner of the Building and Land upon which it lies; (ii) each person signing this Lease has the authority to sign; (iii) there are no liens, judgments, covenants, restrictions, easements or other impediments that would adversely affect Tenant's intended use of the Premises; and (iv) Tenant is entitled to quiet possession of the Premises throughout the Term so long as Tenant is not in default beyond any applicable cure period.

12.02. Attorneys' Fees. In any arbitration or litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

(i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

(ii) the other party withdraws its action without substantially obtaining the relief it sought; or

(iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

12.03. Notices.

12.03(a). Notice Defined. "Notice" means any notice, demand, request, or other communication or document to be provided under this Lease.

12.03(b). Notice in Writing to Address. The Notice shall be in writing and shall be given to the party at its regular mail address, via certified mail, return, receipt requested or via nationally recognized overnight delivery service.

12.03(c). Parties Addresses. The parties current addresses are set forth below:

     Landlord Notice Address: Fiftytwocc, LP
                              25 Corporate Circle
                              Albany, NY  12203
                              Attn:  Thomas Hoffman, Managing Partner

     Tenant Notice Address:   Independent Wireless One Leased Realty Corporation
                              52 Corporate Circle
                              Albany, NY  12203
                              Attn:  Strategic Counsel Group

12.03(d). Deemed Receipt. Notice shall only be given in the manner set forth below and shall, for all purposes be deemed given and received:

(i) if hand delivered to a party at the regular mail address of the party specified above, against receipted copy,

(ii) if given by a nationally recognized and reputable overnight delivery service at the regular mail address of the party specified above, the day on which the notice is actually received by the party; or

(iii) if given by certified mail, return receipt requested, postage prepaid at the regular mail address of the party specified above, three (3) business days after it is posted with the United States Postal Service.

If a copy is required above, then Notice shall not be deemed received until the last of the Notice and the copy of the Notice is deemed received as provided above.

12.03(e). Refusal to Accept. If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease.

12.03(f). Mortgagee. Tenant shall also give any required Notices to Landlord's mortgagee after receiving Notice from Landlord of the mortgagee's name, and its address. Failure of Tenant to give such Notice to Landlord's mortgagee shall not, however, alter the effectiveness of the Notice given to Landlord.

12.04. Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

12.05. Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

12.06. [Intentionally Omitted]

12.07. Good Faith and Fair Dealing. The parties agree that they will exercise their rights and remedies and perform their obligations under this Lease fairly, prudently, reasonably, and in good faith. The parties further agree that before incurring legal expenses or initiating litigation under this Lease they will contact the other party about the problem and attempt for a reasonable time (not to exceed five (5) days) to mutually resolve the problem.

12.08. Binding on Successors. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

12.09. Governing Law. This Lease shall be governed by the laws of the State of New York.

12.10. Insurance Increase. If due to Tenant's particular use of the Premises the Landlord's insurance rates are increased, Tenant shall pay the increase.

12.11. Lease not an Offer. This Lease shall not be binding unless signed by both parties and an originally signed counterpart is delivered to Tenant by July 23, 2001.

12.12. Recording. Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Beginning and Ending Dates, any options to renew or purchase, and any other information the parties agree to include.

12.13. Survival of Remedies. The parties' remedies shall survive the ending of this Lease when the ending is caused by the Default of the other party.

12.14. Authority of Parties. Landlord warrants that it owns the property free and clear of all mortgages, liens and encumbrances. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

12.15. Business Days. Business days means Monday through Friday, both inclusive, excluding holidays identified at paragraph 3.04(b). Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

12.16. Entire Agreement. This Lease contains the entire agreement between the parties about the Premises, parking as indicated on the Land and the Building. Except for the Rules for which paragraph 9.01(a) controls, this Lease shall be modified only by a writing signed by both parties.

12.17. Antenna Site. Tenant has the right to place an antenna or antennas ("Antenna Site") on the roof at its own expense for the purpose of operating a communications facility to ensure adequate wireless telecommunications service to the Premises. The rights granted herein include the right to install all equipment, cabling, wires, back up power sources and related fixtures necessary for the operation of the Antenna Site. Landlord shall have the right to review and approve all plans in advance of the Antenna Site installation, such approval not to be unreasonably withheld, conditioned or delayed. In installing the Antenna Site, Tenant shall ensure that such installation complies with, and shall not interfere with, Landlord's roof warranties. Tenant shall remove the Antenna Site at the end of the Lease Term and shall restore the rooftop to its original condition, ordinary wear and tear excepted.

                                                 Fiftytwocc, LP


/s/ Mary C. McCulloch                            By: /s/ Thomas Hoffman
---------------------                                ----------------------
WITNESS                                              Name:  Thomas Hoffman
                                                     Title: Partner

                                 ACKNOWLEDGEMENT

State of  New York                  )
                                    )SS.:
County of Albany                    )

     On the 19th day of July, in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas Hoffman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                 /s/ Mary C. McCulloch
                                                 ---------------------
                                                 NOTARY PUBLIC

                                          Independent Wireless One Leased Realty
                                          Corporation


/s/ Elaine H. Bartley                         By: /s/ Steven M. Nielsen
---------------------                             --------------------------
WITNESS                                           Name:  Steven M. Nielsen
                                                  Title: Chief Executive Officer

                                 ACKNOWLEDGEMENT

State of  New York                  )
                                    )SS.:
County of Albany                    )

         On the 13th day of July, in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Steven M. Nielsen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                 /s/ Elaine H. Bartley
                                                 ---------------------
                                                 NOTARY PUBLIC

                                   EXHIBIT "A"

        [first floor shell plan showing layout of suites, storage areas, offices, lobby]

    [second floor shell plan showing layout of suites, stock rooms, offices, closets, conference rooms]

                                   EXHIBIT "B"

A portion of

ALL that certain tract, piece or parcel of land situate in the City of Albany, County of Albany, State of New York, being designated as Lot Number 12 and Lot Number 13 Corporate Circle on a map entitled "Subdivision Plan Karner Road Industrial Park," dated July 23, 1978, as prepared by Smith & Mahoney, Consulting Engineers and Surveyors, as filed in the Albany County Clerk's Office in Drawer No. 172 as Map No. 6109, being more particularly bounded and described as follows:

BEGINNING at a point on the southeasterly margin of Karner Road at a point where said road margin is intersected by the easterly margin of Corporate Circle (south) as shown on the above referenced subdivision map and runs thence from said point of beginning along said southeasterly margin of Karner Road the following two (2) courses: N27(0)58'22" E, 151.18 feet to a point; thence N33(0)01'37" E, 117.19 feet to the most northerly corner of lot number 13 Corporate Circle (south); thence along the northeasterly line of said lot number 13, S54(0)40'30" E, 118.60 feet to the most westerly corner of lot number 12 Corporate Circle; thence along the northwesterly line of said lot 12, N37(0)52'11" E, 444.96 feet to the most northerly corner of said lot number 12; thence along the division line between said lot number 12 on the southwest and lot number 11 Corporate Circle on the northeast, as shown on the above referenced subdivision map, S53(0)36'40" E, 446.39 feet to a point where said division line intersects the northwesterly margin of Corporate Circle (west); thence along said road margin S36(0)23'20" W, 308.05 feet to a point of curvature; thence along the generally northerly margin of Corporate Circle (south) the following seven (7) courses:

Generally westerly along a curve to the right having a radius of 30.00 feet, a distance of 40.05 feet, central angle of 76(0)29'30" to a point of tangency , a chord bearing of S74(0)38'05" W, having a chord distance of 37.14 feet;

Thence N67(0)07'10" W, 24.76 feet to a point of curvature;

Thence, generally westerly along a curve to the left having a radius of 225.00 feet, a distance of 120.75 feet, central angle of 30(0)45'00" to a point of tangency, a chord bearing of N82(0)29'40" W, having a chord distance of 119.31 feet;

Thence, S82(0)07'50" W, 56.24 feet to a point where said road margin is intersected by the division line between said lot number 12 on the northeast and said lot number 13 on the southwest;

Thence S82(0)07'50" W, 368.84 feet to a point of curvature;

Thence, generally westerly along a curve to the right having a radius of 165.00 feet, a distance of 88.55 feet, central angle of 30(0)45'00" to a point of tangency, a chord bearing of N82(0)29'40" W, having a chord distance of 87.49 feet;

Thence N67(0)07'10" W, 56.73 feet to a point where said northerly margin of Corporate Circle (south) intersects the southeasterly margin of Karner Road and the point or place of beginning, being a parcel of land containing approximately
5.678 acres, all as shown on the above referenced subdivision map of Karner Road Industrial Park.